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                                                                   EXHIBIT (11)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
  Van Kampen American Capital Foreign Securities Fund:


We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the heading "Investment Advisory and Other Services" in the Statement of Additional Information.


/s/ KPMG PEAT MARWICK LLP


Chicago, Illinois
April 24, 1998